UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2017

First Capital Investment Corporation

(Exact Name of Registrant as Specified in Its Charter)

Maryland	814-01137	47-1709055
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

410 Park Avenue

14th Floor

New York, NY 10022

(Address of principal executive offices)

(646) 512-9054

(Registrant’s telephone number, including area code)

1560 Wilson Blvd, Suite 450, Arlington, VA 22209

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01.	Other Events.

Establishment of Special Committee of the Board of Directors

On October 24, 2017, the board of directors (the “Board”) of First Capital Investment Corporation (the “Company”) approved the establishment of a special committee of the Board (the “Special Committee”) to evaluate and arrange for the disposition of the Company’s investments in First Capital Retail, LLC (“FCR”) and to review the Company’s investment portfolio. The Board appointed Dr. Bob Froehlich, Frank Grant and Jeff Davi, each of whom is an independent director, as members of the Special Committee and appointed Dr. Froehlich as chair of the Special Committee. The Special Committee is authorized to select and retain, at its discretion, legal, financial, investment banking and other advisors or consultants as it deems necessary to represent the Company in bankruptcy proceedings of FCR and to arrange for the disposition of the Company’s investments in FCR. The Special Committee has full authority to approve the disposition of the Company’s investments in FCR following its evaluation and review of potential transactions.

Update Regarding FCR

As previously reported, on September 15, 2017, FCR filed for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of California. The Company was not initially listed as a creditor on the bankruptcy filing and had no advance notice of the filing. At the time, based on its familiarity with FCR’s operations, the Company did not believe that FCR’s bankruptcy filing would materially impede the Company’s efforts to dispose of its investments in FCR or the terms or value of such a sale transaction to an unaffiliated third party.

On October 12, 2017, FCR amended its bankruptcy filing to, among other things, name the Company as a creditor and include a full accounting of its assets and liabilities. Upon review of the amended bankruptcy filing, and following discussions with bankruptcy counsel, the Company believes that the fair value of its investments in FCR have been materially impaired as a result of the bankruptcy filing. In addition, the bankruptcy filing has complicated efforts to sell the Company’s investments to an unaffiliated third party within a reasonable timeframe.

Change in Address

The Company has changed its principal business address to 410 Park Avenue, 14th Floor, New York, NY 10022. Its new phone number is (646) 512-9054.

Forward-Looking Statements

This Current Report on Form 8-K may contain certain forward-looking statements, including statements with regard to the future performance and operation of the Company. Words such as “believes,” “expects,” “projects” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the filings the Company makes with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Capital Investment Corporation

Dated: October 26, 2017	By:	/s/ Suneet Singal
	Name:	Suneet Singal
	Title:	Acting Chief Executive Officer